THE SHARES OF COMMON STOCK (THE "COMMON SHARES") OFFERED HEREIN
     ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY.

                 SECURITIES PURCHASE AGREEMENT

                UNIVIEW TECHNOLOGIES CORPORATION
                Private Offering of Common Stock

     In connection with the offer (the "Offering") and proposed issuance of common shares, $0.10 par value per share ("Common Shares") and warrants to purchase Common Shares of uniView Technologies Corporation, 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248 (the
"Company"), the undersigned prospective investor(s) (the "Investor") and the Company hereby agree as follows:

1. Subscription. The Investor hereby subscribes for the purchase of the Common Shares and agrees to purchase the aggregate number of Common Shares set forth on the signature page of this Agreement, at the price reflected therein. The Company, in its sole discretion and for any reason, may accept or reject this purchase in whole or in part at any time prior to its execution hereof (the "Closing Date").

2. Restricted Shares. Investor recognizes that the Common Shares, when issued, will not have been registered for public sale under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and that the share certificate will bear a "Restricted Stock" legend as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR (2) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

3.   Registration Rights.     The Company shall, as promptly as
     practicable, but no later than forty-five (45) days after the date of execution of this Agreement, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Common Shares through the facilities of the Nasdaq Stock Market, and will use its best reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable thereafter. The registration statement filed by the Company pursuant to this section may include securities sold by the Company or on behalf of persons other than Investor.

4. Payment of Purchase Price. The Investor shall pay for the Common Shares by wire transfer of funds into the following bank account on or before close of business on March 29, 2000 (the "Closing Date"). Time is of the essence in this transaction.

     The parties hereby agree that, upon receipt of the funds for payment of the purchase price, the Company shall cause Common Share certificate(s) to be issued in the Investor's name and delivered to Investor.

5.   Company's Conditions.    The Company's obligation to issue and sell
     the Common Shares shall be subject to the satisfaction (or waiver by it) of the following conditions precedent:

     (a)  Performance.   The Investor shall have tendered payment for the
     Common Shares.

     (b)  Representations.    Each representation and warranty made by
     the Investor in this agreement shall be true and correct in all material respects as though made on and as of the Closing Date.

     (c) Legality. No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby.

     (d)  Litigation.    No action, proceeding or investigation shall
     have been commenced or threatened, nor shall any other judgment or decree have been issued or be proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby.

6.   Representations and Warranties.    The Investor makes the
     representations, declarations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of the Common Shares. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their respective legal representatives, heirs, executors, administrators, successors and assigns.

     (a)  No Regulatory Review.    The Investor is aware that this is a
     limited private offering and that no federal, state or other agency has made any finding or determination as to the fairness of the investment nor made any recommendation or endorsement of the Common Shares.

     (b)  Ability to Evaluate.     The Investor, by reason of the
     Investor's knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of an investment in the Common Shares.

     (c) Investment Intent. The Investor acknowledges that the purchase of the Common Shares hereunder is being made for the Investor's own account, or investment purposes only and not with the present intention of distributing or reselling the Common Shares in whole or in part. The Investor further understands that the Common Shares are not being sold to the Investor in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or any other state securities laws. As a result, the Investor understands that there will be restrictions on the transfer and sale of the Common Shares. The Investor further understands that the Company has agreed to file a Registration Statement with the Securities and Exchange Commission (the "SEC") with respect to the Common Shares at the earliest practicable time. The Investor hereby agrees not to sell or otherwise transfer the Common Shares until the Investor has received notice from the Company that the Registration Statement has been declared effective. Investor hereby agrees to exercise the registration rights granted hereby, and to sell the Common Shares pursuant to the registration, only in a manner consistent with the representations and warranties made by Investor to the Company hereunder. Investor understands that the SEC may in its discretion comment on certain aspects of the Registration Statement and the transaction and that such comments may cause delay in the Registration Statement becoming effective. Except as otherwise set forth herein, the Company shall have no liability to Investor on account of any such delay initiated by the SEC.

     (d) Investment Information. The investor has received and reviewed pertinent information regarding the Company, including the most recent SEC Forms 10-K and 10-Q prior to the execution of this Agreement and is capable of understanding and evaluating the information contained therein. Specifically, the Investor is fully aware of the risks relating to the business of the Company and purchase of the Common Shares. The Investor will rely solely upon its independent investigation and analysis in making the decision to purchase the Common Shares. In particular, and without limiting the generality of the foregoing, the Investor has not relied on, and the Investor's decision to subscribe for Common Shares has not been influenced by: (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes, or (iii) any other written or oral statement of the Company or persons purporting to represent the Company. The Investor has had the opportunity to discuss all aspects of this transaction with management of the Company, has made or has had the opportunity to make such inspection of the books and records of the Company as the Investor has deemed necessary in connection with this investment, and any questions asked have been answered to the satisfaction of the Investor.

     (e)  Confidentiality.    The Investor understands that the Offering
     is confidential. The Investor has not distributed information on the Offering to anyone other than such legal or financial advisors as the Investor has deemed necessary for purposes of evaluating an investment in the Common Shares.

     (f)  Authorization and Formation of Investor.    The Investor,
     if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Common Shares and such entity has not been formed for the specific purposes of acquiring Common Shares in the Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company.

     (g)  Accredited Investor Status.   The Investor is an "accredited
     investor" as such term is defined in Rule 501(a) of Regulation D under the Act and within the meaning of similar regulations under state securities laws for the reasons indicated in the "Investor Acknowledgments" accompanying this Agreement. If the Investor is an individual, he or she is of majority age and his or her marital status is as indicated in the "Investor Acknowledgments." If the Investor is an entity, the person executing this Securities Purchase Agreement on behalf of the Investor is of majority age.

7.   Reliance on Representations and Warranties.     The Investor
     understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of the Common Shares to the Investor is in compliance with federal and applicable state securities laws.

8.   Updating Information.    All of the information set forth herein
     with respect to the Investor, including, without limitation, all of the representations and warranties set forth in Paragraph 6 of this agreement, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

9. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company at the address set forth on the first page of this Subscription Agreement, and to Investor, at the address set forth in Paragraph 12 of this Subscription Agreement, or, to such other address as either the Company or the Investor shall designate to the other by notice in writing in accordance with this Paragraph 9.

10. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of Texas.

11. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows:

     (a) The Company has legal capacity, power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

     (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) The execution and delivery of this agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Company or Company's properties, will not conflict with, constitute a default under, or result in the breach of, any contract agreement or other instrument to which the Company is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this agreement.

     (d) There is no litigation or proceeding or, to the best of the Company's knowledge, threatened, against the Company which would affect the validity or performance of this agreement.

     (e) Upon consummation of the transaction contemplated hereby, the Investor will own the Common Shares free and clear of all liens, claims, charges and other encumbrances and the delivery of the Common Shares to Investor pursuant to this agreement will transfer legal and valid title thereto, free and clear of all liens, claims, charges and other encumbrances.

     (f)  The Company will pay all transfer fees and expenses.

     (g) The Common Shares when issued and delivered will be duly and validly authorized and issued fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

     (h) The Company hereby agrees to indemnity and hold harmless the Investor from and against any liability, damage, cost or expense incurred as a result of breach by the Company of any representation, warranty or covenant of the Company hereunder.

12.  Signatures.    The Investor declares under penalty of perjury that
     the statements, representations and warranties contained herein and in the following Investor Acknowledgments are true, correct and complete and that this Securities Purchase Agreement was executed as of March 24, 2000.

INVESTOR: ($______________ for ____________ shares @ $________ per share;
          and warrants to purchase __________ shares @ $________ per share, exercisable for five years.)

     LBI Group, Inc.         Tax I.D. (S.S.) # _____________________

     By: ______________________

     Name Printed:
     Title:
     Address:

AGREED AND ACCEPTED:

UNIVIEW TECHNOLOGIES CORPORATION

By: ______________________________
     Patrick A. Custer, President and CEO

                              APPENDIX "A"

                        INVESTOR ACKNOWLEDGMENTS

     In order to induce uniView Technologies Corporation (the "Company") to accept the foregoing Securities Purchase Agreement between the parties dated as of an even date herewith, the Investor expressly acknowledges the following by placing his or her initials (or, if the Investor is a person other than an individual, the initials of an individual duly empowered to act for the Investor) in each of the spaces provided below:

     THE INVESTOR HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

     THE INVESTOR HAS CAREFULLY READ THE FOREGOING SECURITIES PURCHASE AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE INVESTOR'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     THE INVESTOR QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

          Category I. _____ The undersigned is an individual (not a partnership, corporation, trust, etc.) whose net worth with the undersigned's spouse presently exceeds $1 million. In calculating net worth the undersigned may include equity in personal property and real estate, estate, including the undersigned's principal residence, cash, short-term investments, stocks, bonds, and securities. Equity in personal property and real estate should be based upon the fair market value of the property less any debt secured by the property.

          Category II. _____ The undersigned is an individual (not a partnership, corporation, trust, etc.) who reasonably expects an individual income in excess of $200,000 (or $300,000 with the undersigned's spouse) in the current year and had an individual income in excess of $200,000 (or $300,000 with the undersigned's spouse) in each of the last two years. Income includes foreign income, tax exempt income, and the full amount of any capital gains and losses. Individual income does not include any income of the undersigned's spouse or other family members; it also does not include any unrealized capital appreciation.

          Category III. _____ The undersigned is a bank, insurance company, registered investment company, registered business development company, license small business investment company, or employee benefit plan within the meaning of Title I of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor, or whose total assets exceed $5 million.
                            _________________
                            (Describe entity)

          Category IV. _____ The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                            _________________
                            (Describe entity)

          Category V. _____ The undersigned is a non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, with total assets in excess of $5 million.
                            _________________
                            (Describe entity)

          Category VI. _____ The undersigned is a trustee of a trust that is revocable by the grantor at any time (including an individual retirement account) and the grantor qualifies under either Category I or Category II above. A copy of the trust agreement or declaration of trust and a representation as to the net worth and income of the grantor is enclosed with this Investor Acknowledgment.

          Category VII. _____ The undersigned is an entity of which all of the equity owners are "accredited investors" within one or more of the categories. If this category is the only category checked, each of the equity owners of the entity must complete a separate copy of this Investor Acknowledgment.
                            _________________
                            (Describe entity)

          ____ A corporation not formed for the specific purpose of acquiring the securities offered, with total assets of $5,000,000.

     IN WITNESS WHEREOF, the Investor has executed and delivered this Investor Acknowledgment as of March 24, 2000.

Official Signatory of Investor:

     LBI Group, Inc.

     By: ______________________

     Name Printed:
     Title: